UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 14, 2011

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2011, Integrated Device Technology, Inc., a Delaware corporation (“IDT”) entered into an Asset Purchase Agreement (the “Agreement”) with Alpha and Omega Semiconductor Limited, a Bermuda limited liability exempted company, and Jireh Semiconductor Incorporated, an Oregon corporation and wholly owned subsidiary of AOS (collectively, “AOS”), pursuant to which AOS agreed to acquire a wafer fabrication facility and related assets (the “Purchased Assets”). AOS has previously paid an option payment of $5M million for the Purchased Assets. Upon the terms and subject to the conditions of the Agreement, as consideration for the Purchased Assets, AOS will (i) pay to IDT $21 million, subject to adjustment, on the closing date and (ii) assume specified liabilities related to the Purchased Assets.

The Agreement includes customary representations, warranties and covenants of IDT, and AOS. IDT has agreed to operate its business relating to the Purchased Assets in the ordinary course until the closing and has agreed not to solicit proposals or enter into discussions with third parties regarding the sale of the Purchased Assets. IDT has agreed not to compete with the business of developing, manufacturing, marketing, or selling any products manufactured using AOS proprietary Diffusion Metal Oxide Semiconductor process technology for a period of three years following the closing.

Consummation of the transaction is subject to the satisfaction of customary closing conditions, including, among other matters, (i) execution and delivery of specified ancillary agreements, (ii) accuracy of the representations and warranties and compliance with the covenants set forth in the Agreement, each in all material respects, (iii) absence of any material adverse change with respect to the Purchased Assets as a whole and (iv) receipt of consents, executed agreements or written assurances from certain of IDT’s contractual counterparties. Either party may terminate the Agreement, subject to certain exceptions, in the event of an uncured material breach by the other party, or if the closing has not occurred by a specified date.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of December 14, 2011, by and among Integrated Device Technology, Inc., Alpha and Omega Semiconductor Limited, and Jireh Semiconductor Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2011	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Richard D. Crowley, Jr.
Richard D. Crowley, Jr.
Vice President, Chief Financial Officer
(duly authorized officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of December 14, 2011, by and among Integrated Device Technology, Inc., Alpha and Omega Semiconductor Limited, and Jireh Semiconductor Incorporated